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                                                               EXHIBIT 2.N.(iv)

                      CONSENT TO BEING NAMED AS TRUSTEE



The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Automatic Common Exchange Security Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: May 28, 1997


                                             /s/ James B. O'Neill
                                             ------------------------
                                                 James B. O'Neill





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                       CONSENT TO BEING NAMED AS TRUSTEE



The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Automatic Common Exchange Security Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: May 28, 1997


                                           /s/ William R. Latham, III
                                           --------------------------
                                               William R. Latham, III




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                       CONSENT TO BEING NAMED AS TRUSTEE


The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Automatic Common Exchange Security Trust II (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: May 28, 1997


                                       /s/ Donald J. Puglisi
                                       -------------------------
                                           Donald J. Puglisi